UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2014
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2014 Celtic Biotech Iowa, Inc. (hereinafter “Celtic Iowa,” a wholly owned subsidiary of Spotlight Innovation Inc., hereinafter the “Company”) entered into an Exclusive License Agreement (the “Agreement”) with Celtic Biotech Limited (hereinafter “Celtic Limited”). The material terms of the Agreement are as follows, which is qualified in its entirety by reference to a copy of the entire Agreement annexed hereto as an exhibit:

• Celtic Iowa was granted the exclusive worldwide rights for a period of five years to exploit a patent relating to Crotoxin Administration (the “Licensed Products”).
• Celtic Iowa issued Celtic Limited 115,839 shares of its Class B Preferred Shares which have the following material terms: Stated value of $5.00 per share, convertible upon any liquidating event, redeemable after five years from date of issuance at a value determined by the board of directors.
• Celtic Limited shall receive a royalty equal to two percent (2%) of all revenues generated by Celtic Iowa from the Licensed Products.
• Celtic Iowa agreed to make loans to Celtic Limited to make improvements to the Licensed Products, at an interest rate of eight percent (8%) per annum with such loans to be repaid through royalties from the Licensed Products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit		Filed with this	Incorporated by reference
No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.2	Exlcusive License Agreement between Celtic Biotech Limited and Celtic Biotech Iowa, Inc. dated March 10, 2014.	x

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: March 14, 2014	By:	/s/ Cris Grunewald
	Name:	Cris Grunewald
	Title:	President

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